Exhibit 10.39

FIRST AMENDMENT AND JOINDER TO GLOBAL ACCESS COMMITMENTS

AGREEMENT

This FIRST AMENDMENT AND JOINDER TO GLOBAL ACCESS COMMITMENTS AGREEMENT ("Agreement") is dated as of the 15th day of July, 2020, by and among the Bill & Melinda Gates Foundation, a Washington charitable trust that is a tax-exempt private foundation (the "Foundation"), CureVac AG, a stock corporation incorporated in Germany ("CureVac AG"), and CureVac B.V., a Dutch private company with limited liability ("CureVac BV", or after its change of legal form as described below, "CureVac NV").

WHEREAS, the Foundation and CureVac AG are parties to that certain Global Access Commitments Agreement, dated February 13, 2015 (as amended from time to time, the "Global Access Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Global Access Agreement.

WHEREAS, in connection with a restructuring of CureVac AG, all of the shares in CureVac AG will be transferred as a contribution in kind to CureVac BV) in exchange for the issuance of new ordinary shares in the capital of CureVac BV to the shareholders of CureVac AG (the "Shareholders") in the course of a capital increase of CureVac BV (the "Capital lncrease");

WHEREAS, as a result of the Capital Increase, CureVac AG will become a wholly owned subsidiary of CureVac BV, and the Shareholders became the shareholders of CureVac BV;

WHEREAS, immediately after the Capital Increase, CureVac BV will be converted into a Dutch public company (naamloze vennootschap) and changed its name to CureVac N.V.;

WHEREAS, in light of the restructuring described above, the parties desire to confirm that CureVac NV and its Affiliates will be bound by the Global Access Agreement and that the term Foundation Investment and the Withdrawal Right will apply to the Foundation's ordinary shares in CureVac NV;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows:

1.       CureVac NV hereby becomes a party to the Global Access Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Global Access Agreement as though it were CureVac AG and the obligations and other terms applicable to CureVac AG shall also apply to CureVac NV. Without limiting the preceding sentence, all duties, obligations and commitments of CureVac AG pursuant to the Global Access Agreement shall also be duties, obligations and commitments of CureVac NV. Any act or omission by CureVac NV that would constitute a Charitability Default if performed or failed to be performed by CureVac AG will constitute a Charitability Default under the Global Access Agreement and will trigger the Global Access License and the Withdrawal Right set forth in the Shareholders' Agreement. CureVac NV shall satisfy such obligations directly and shall cause CureVac AG and all of its other Affiliates to fulfill such terms and obligations of the Global Access Agreement for all purposes thereof.

2.       Notwithstanding anything in the Articles of Association or any other governing documents of CureVac NV to the contrary, CureVac NV and CureVac AG hereby agree that they will take all such actions permitted under applicable law as are necessary (including seeking shareholder approval for share repurchases) to ensure that CureVac NV is authorized to acquire its own shares to the extent necessary to fulfill the Withdrawal Right and shall maintain such authorization in effect for so long as the Foundation continues to hold the Withdrawal Right.

3.       Effective as of the date of this Agreement, the Global Access Agreement is hereby amended as follows:

(a)         References to the Company shall be deemed to include CureVac NV.

(b)        The Foundation Investment shall be defined to include the ordinary shares of CureVac NV or any securities issued in respect of or upon conversion or replacement of such securities (the "Shares"). For the avoidance of doubt, the Withdrawal Right shall apply to the Shares.

4.       The Foundation, CureVac AG and CureVac NV hereby reaffirm their obligations pursuant to the Global Access Agreement.

5.       Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Global Access Agreement.

6.       Except as expressly modified by this Agreement, all terms and conditions of the Global Access Agreement shall continue in full force and effect.

7.       This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York, U.S.A. irrespective of the principal place of business, residence or domicile of the parties hereto and without giving effect to otherwise applicable principles of conflicts of law that would give effect to the laws of another jurisdiction.

8.       This Agreement may be executed in counterparts by the parties hereto, including by signatures delivered by facsimile or pdfs, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

CUREVAC AG

By:	/s/ Pierre Kemula
Name:	Pierre Kemula
Title:	CFO

CUREVAC B.V.

By:	/s/ Franz-Werner Haas
Name:	Franz-Werner Haas
Title:	Managing Director

CUREVAC Real Estate GmbH

By:	/s/ Florian von der Mülbe
Name:	Florian von der Mülbe
Title:	Managing Director

BILL & MELINDA GATES FOUNDATION

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

CUREVAC AG

By:
Name:
Title:

CUREVAC B.V.

By:
Name:
Title:

CUREVAC Real Estate GmbH

By:
Name:
Title:

BILL & MELINDA GATES FOUNDATION

By:	/s/ Natalie Revelle
Name:	Natalie Revelle
Title:	Deputy Director, Strategic Investment Fund

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